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                                                                   EXHIBIT 10.26

             AMENDMENT TO THE EMPLOYMENT AGREEMENT of JAMES ENRIGHT

The following amendments, dated as of January 1,2001, are made to the EMPLOYMENT AGREEMENT ("Agreement") between Worldwide Flight Services Inc., a Delaware corporation. together with its subsidiaries (the "Company") and James Enright ("Executive"), having a mailing address at 1134 Michael Sean Dr. Bedford, Texas, 76021.

WHEREAS, the parties wish to amend selected terms of the Executive's employment agreement, dated January 15, 1999, while adopting and incorporating all of the terms of the original agreement not specifically changed by this amendment.

     Amended terms:

Employment Term. Subject to the terms and conditions hereof, the Company agrees to extend the employment of the Executive for a period of ONE YEAR beyond the initial term in the original employment contract.

SALARY AND BENEFITS.

Base Salary .As compensation for all services rendered pursuant to this Agreement, the Company will pay to the executive effective January 1, 2001 an annual salary of ONE HUNDRED FIFTY THOUSAND ($150,000.00), subject to an upward adjustment at the sole discretion of the Company, and payable in accordance with the payroll practices of the Company.

Stock Options Over a period of time of not less than FIVE (5) years and provided the Executive remains employed by the Company, the Executive shall be granted options under the WFS Holdings, Inc. 1999 Stock Option Plan (the "Stock Option Plan") for the purchase of FIVE Thousand (5,000) shares of non-voting common stock of WFS Holdings, Inc. ("Holdings"), All Terms and conditions applicable to such stock options shall be governed by the provision of the Stock Option Plan and any stock option agreements there under, as approved by the Compensation Committee of the Board of Directors of Holdings.

Car Allowance The Executive shall be entitled to a monthly car allowance equal to FOUR HUNDRED Dollars ($400).

Worldwide Flight Services

By: /s/    Peter Pappas                        /s/ James Enright
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Peter Pappas                                       James Enright
Chairman & CEO                                     Sr. VP Human Resources